STANDARD & POOR'S    Frank A. Ciccotto, Jr.          55 Water Street-45th Floor
                     Senior Vice President                  New York, NY  10041
                     Securities Evaluations                 (212) 438-4417  Tel
                                                            (212) 438-7748  Fax
                                                     frank_ciccottojr@sandp.com




July 16, 2015

First Trust Portfolios L.P.
120 East Liberty Drive

Suite 400
Wheaton, Illinois  60187

                    Re: The First Trust Combined Series 483

Gentlemen:

We have examined the Registration Statement File No. 333-204944, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 483. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.